                                                                     EXHIBIT 4.3


                             CANNONDALE CORPORATION

                        1994 MANAGEMENT STOCK OPTION PLAN
                       (As amended as of February 5, 1998)

         1. Purpose. The purpose of the Cannondale Corporation 1994 Stock Option Plan (the "Plan") is to enable Cannondale Corporation (the "Company") and its stockholders to secure the benefits of common stock ownership by key executive employees of the Company and its subsidiaries, consultants and advisors to the Company and its subsidiaries, and outside directors of the Company. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

         2. Stock Subject to the Plan. The Company may issue and sell a total of 320,000 shares of its Common Stock, $0.01 par value per share (the "Common Stock"), pursuant to the Plan, 10,000 of which shall be set aside for options to directors to be issued pursuant to paragraph 4(b) below. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

         3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board, none of whom is, during the one year period prior to service on the Committee or during such service, granted or awarded any options pursuant to the Plan or any other plan of the Company (except under circumstances which will not result in such director ceasing to be a "disinterested person" within the meaning of Rule 16b-3(c) promulgated under the Securities Exchange Act of 1934, as amended (the "Act")). If a Committee i8 not so established, the Board will perform the duties and functions ascribed herein to the Committee; provided, however, that from and after the date on which the Company first registers a class of equity securities under Section 12 of the Act, the Plan will be administered by a Committee as provided in the preceding sentence of this paragraph 3. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         4. Eligibility. (a) Options may be granted under the Plan to individuals who at present or in the future are employed in key executive positions with the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424 (f) of the Internal Revenue Code of 1986, as amended (the "Code"), or who at the time of grant are engaged as consultants or advisors to the Company or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted under the Plan, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof).

                  (b) Options for 1,000 shares of Common Stock (up to 10,000 in the aggregate) shall be issued to each new director of the Company who is not an employee of the Company or a Subsidiary on the date such director was first elected to the Board, effective on the date of such director's appointment to the Board. Notwithstanding any other provision of the Plan, all such options issued under this paragraph 4(b) shall (i) have as the exercise price per share an amount equal to the fair market value on the effective date of the option and
(ii) be fully vested and immediately exercisable.

         5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in substantially the form attached hereto as Exhibit I, or such other form approved by the Committee from time to time. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

                  (a) Option Exercise Price. The exercise price per share may not be less than $1.00 per Share.

                  (b) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service as an officer or director of the Company or an affiliate for at least one year (or for such other period as the Committee may designate) from the date the option is granted; provided, however, that in the case of an option granted to a consultant or advisor to the Company or a Subsidiary there shall be no requirement for such person's continued provision of services to the Company or an affiliate unless such requirement is imposed by the Committee at the time the option is granted. For purposes hereof, "affiliate" means either a Subsidiary or any entity in an unbroken chain of entities ending with the Company if each of the entities other than the Company owns an equity interest holding 25% of the total combined voting power of all equity holders in one of the other entities in such chain. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or an affiliate following the date of grant:

Full                                Incremental                        Cumulative
Years of Continuous                 Percentage of                      Percentage of
Employment/                         Option                             Option
Service                             Exercisable                        Exercisable
-------                             -----------                        -----------
Less than 1                              0%                                  0%
     1                              33-1/3%                             33-1/3%
     2                              33-1/3%                             66-2/3%
     3 or more                      33-1/3%                                100%


provided, however, that in the event the exercise period of an option is three years or less, the foregoing schedule shall be deemed to be modified to provide that any remaining portion of the option shares which have not yet become exercisable shall become exercisable on the date which is one year prior to the date of expiration of the option; and provided, further, that an option granted to a consultant or advisor to the Company or an affiliate shall be immediately exercisable in full unless the Committee determines otherwise at the time of the option grant.

         All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Committee, no partial exercise of an option may be for less than 50 shares. An option may be exercised by transmitting to the Company (l) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

                  (c) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock owned for at least six months prior to the date of the option exercise.

                  (d) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                  (e) Nontransferability of Options. No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution and each such option may be exercised during the optionee's lifetime only by the optionee.

                  (f) Termination of Employment or Other Service. If an optionee ceases to be an employee of the Company or to perform services as a director for the Company and any affiliate for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service (or, if earlier, the date specified in the option agreement). If an optionee's employment or service as director is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or service as director for the Company or an affiliate by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration (but in any event no less than twelve months). Notwithstanding the foregoing, if and to the extent that the option is exercisable at the time of the termination of services, an option granted to a consultant or advisor to the Company or an affiliate shall not terminate because such person ceases to provide services to the Company or an affiliate, unless the Committee provides otherwise at the time the option is granted.

                  (g) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         6.       Capital Changes; Reorganization; Sale.

                  (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by


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
each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any Stock dividend.

                  (b) Change of Control. (i) Except as provided in subparagraph
(c) below, upon a Change of Control (as defined below), any option granted hereunder shall immediately become vested and the optionee shall have the right to exercise his or her option in whole or in part, so long as such option remains outstanding, whether or not any other vesting requirements set forth in the option agreement or herein have been satisfied.

                           (ii) For the purpose of this Plan, a "Change of
Control" shall mean:

                                A. The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph A, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph C of this Section 6(b)(ii); or

                                B. Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                C. Approval by the stockholders of the Company
of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination would beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                      D. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (c) Conversion of Options on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase Shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their Role discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement or herein have been satisfied.

                  (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

                  (e) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding and such other approvals as may be required by the provisions of the Company's Certificate of Incorporation or otherwise. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

         8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

         9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

         10. Term of the Plan. The Plan shall be effective on the date the Plan is approved by the Board subject to the approval of the stockholders of the Company. The Plan will terminate on December 31, 2004, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

                                    EXHIBIT I

                                     FORM OF
                             CANNONDALE CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         AGREEMENT made as of __________, 199_ by and between CANNONDALE CORPORATION, a Delaware corporation (the "Company") and [__________] (the "Optionee").

         Pursuant to the Cannondale Corporation 1994 Management Stock Option Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the Company and the Optionee agree as follows:

         1. Grant of Option; Option Price. The Company hereby grants to the Optionee an option to purchase [_________] shares of Common Stock at a purchase price per share of $[__________] (the "Option"). The Option is intended to be treated as an option which is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986.

         2. Entitlement to Exercise Option; Term of Option. The Option shall only become exercisable in accordance with the following schedule based upon the number of full years of the Optionee's continuous employment, or continuous service as director, with the Company or an affiliate of the Company following the date of grant:

Full                                Incremental                        Cumulative
Years of Continuous                 Percentage of                      Percentage of
Employment/                         Option                             Option
Service                             Exercisable                        Exercisable
-------                             -----------                        -----------
Less than 1                                0%                                  0%
          1                           33-1/3%                             33-1/3%
          2                           33-1/3%                             66-2/3%
          3 or more                   33-1/3%                                100%


               [OTHER ALTERNATIVES MAY BE CHOSEN BY THE COMMITTEE]

         Unless sooner terminated pursuant to the terms of this Agreement, the Option will expire if and to the extent it is not exercised on or before [__________________].

         3. Exercise of Option. Once the Optionee has satisfied the required continuous employment or services as a director in accordance with Section 2, the Option may be exercised in whole at any time or in part from time to time during the term of the option, except that no partial exercise may be for less than 50 shares. To exercise the Option, the Optionee shall deliver to the President of the Company
(a) a written notice specifying the number of shares of Common Stock to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise of the Option (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations); and (c) the Stockholders Agreement described in Section 12 below, fully executed by Optionee. The Company may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned Shares of Common Stock owned for at least six months prior to the date of option exercise.

         4. Rights as a Stockholder. No Shares of Common Stock will be issued and delivered pursuant to an exercise of the Option until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         5. Nontransferability of Option. The Option is not assignable or transferable except by will or by the applicable laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

         6. Termination of Employment or Service as a Director. If the Optionee ceases to be employed by or to be a director of the Company or any subsidiary for any reason other than death or disability, then, unless sooner terminated under the terms hereof, the Option will terminate on the date three months after the date of the optionee's termination of employment or service as director. If the Optionee's employment or service as a director i5 terminated by reason of the Optionee's death or disability (or if the optionee's employment or service is terminated by reason of the Optionee's disability and the Optionee dies within one year after such termination of employment or service), then, unless sooner terminated under the terms hereof, the Option will terminate on the date one year after the date of such termination of employment or service a8 director (or one year after the disabled Optionee's later death).

         7. Investment Representation. In consideration of the grant of the Option, the Optionee hereby represents and warrants to the Company that upon an exercise of the Option, the shares purchased by the Optionee pursuant to such exercise, will be acquired for the Optionee's account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The optionee further acknowledges that neither the Option nor any shares of Common Stock issuable upon exercise of the Option have been registered under the Securities Act of 1933 (the "Act") and may not be sold unless a registration under the Act is in effect with respect to the Shares and all relevant state securities laws have been complied with or unless an exemption from such registration or compliance is available under the Act or any relevant state securities law. The certificates representing any shares of Common Stock issued upon exercise of the Option shall bear a legend to such effect as the Company's counsel shall deem necessary or desirable. The Option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance would result in a violation of federal or state securities laws.

         8. Capital Changes, Reorganization, Sale. (a) In case of any split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, which increase or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made to the number of shares and the exercise price per share which may still be purchased under this Agreement.

                  (b) Upon a Change of Control (as defined in the Plan), the Option granted hereunder shall immediately become vested and the Optionee shall have the right to exercise the Option in whole or in part, so long as the Option remains outstanding, whether or not the one year of continuous employment or service as an officer as provided in Section 2 has been satisfied.

                  (c) However, if the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), the Option granted hereunder shall be converted into an option to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that the option shall not be converted into an option to purchase shares of Exchange Stock but instead shall vest in accordance with the provisions set forth in subparagraph (b) above. The amount and price of the converted option shall be determined by adjusting the amount and price of the Option granted hereunder on the same basis as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board of Directors of the Company determines otherwise, the converted option shall be fully vested, whether or not the requirements set forth in this Agreement shall have been satisfied.

                  (d) In the event of any adjustment in the number of shares covered by the Option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and the Option will cover only the number of full shares resulting from the adjustment.

                  (e) All adjustments under this Section 8 shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         9. No Rights Conferred. Nothing in this Agreement shall give the Optionee any right to continue in the employ or service of the Company or an affiliate or interfere in any way with the right of the Company to terminate the employment or service of the Optionee.

         10. Plan Provisions Control. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between the provisions of the Plan and the provisions of this Agreement. The Optionee acknowledges that the Optionee has received a copy of the Plan prior to the execution of this Agreement, and that the provisions of the Plan are incorporated herein by reference.

         11. Tax Considerations. Optionee hereby acknowledges and understands that (a) pursuant to the Internal Revenue Code as currently in effect, the difference between the fair market value of the Stock on the date he exercises the Option and the Option price will be taxable income to him in the year he exercises the Option and (b) the Company may be required to withhold Federal, state or local taxes with respect to the compensation income, if any, realized by Optionee upon an exercise of the Option. If the Company determines that such withholding is required, Optionee agrees either to provide the Company at the time of any exercise of the Option with funds equal to the amount of taxes which the Company determines must be withheld or to make other arrangements satisfactory to the Company regarding such payment, including authorizing the Company to withhold such amounts from any payment, including authorizing the Company to withhold such amounts from any payments to which he is entitled. All matters with respect to the withholding of taxes resulting from an exercise of the Option shall be determined by the Board of Directors of the Company and such determination shall be conclusive and binding.

         12. Stockholders Agreement. The Optionee hereby acknowledges and agrees that all shares of Common Stock issued upon an exercise of the Option shall be subject to the restrictions and obligations on transfer imposed on a Stockholder as provided in the form of Stockholders Agreement, attached hereto between the Company and the Optionee (the "Stockholders Agreement"), a copy of which accompanies this Agreement. The Optionee, as a condition to the receipt of the Option, hereby agrees to execute the Stockholders Agreement upon exercise of the Option in whole or in part and to be bound by all the terms and conditions imposed on a Stockholder under the Stockholders Agreement with respect to the shares of Common Stock issuable upon exercise of the Option and consents to the legending of the stock certificates for such shares in accordance with the Stockholders Agreement.

         13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         14. Governing Law; Entire Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                                     CANNONDALE CORPORATION


                                       By:__________________________________

                                            Its_____________________________


                                       _____________________________________
                                                [signature of Optionee]